EXHIBIT 23.2

                                     CONSENT

Board of Directors
Belmont Bancorp.

We consent to the use of our report dated May 19, 1999, included in the 1998 Annual Report to the Security Holders of the Company incorporated by reference in the Amended Annual Report on Form 10-K/A incorporated herein by reference.


/s/  S. R. Snodgrass, A.C.
     -------------------------
     S. R. Snodgrass A.C.

Wheeling, West Virginia
November 8, 1999